Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Director, Investor Relations
614-278-6622

BIG LOTS BOARD OF DIRECTORS REAPPOINTS RUSSELL SOLT

Board determines reappointment is in best interests of Company and its shareholders

Compensation Committee continues to implement improvements to executive compensation program

Columbus, Ohio - August 26, 2013 - Big Lots, Inc. (NYSE: BIG) today announced that its Board of Directors has retained director Russell Solt based on its determination that his continued service on the Board is in the best interests of the Company and its shareholders. Mr. Solt will also continue to serve as Chairman of the Compensation Committee, which is composed entirely of independent non-executive directors. Consistent with the terms of the Company's other directors, Mr. Solt's term will continue until the Company's 2014 Annual Meeting of Shareholders.

At the Company's May 2013 Annual Meeting of Shareholders, Mr. Solt received less than a majority of the shareholder vote in support of reelection. As a result, Mr. Solt offered to resign from the Board in accordance with the Company's Corporate Governance Guidelines. After carefully considering the recommendation of the Nominating / Corporate Governance Committee and other relevant factors, the Board determined not to accept Mr. Solt's resignation. Mr. Solt did not participate in the Board or the Nominating / Corporate Governance Committee's evaluation.

“The Board of Directors respects the views of our shareholders and, over the past year, the Compensation Committee and Board have listened and taken significant steps to address concerns raised by our shareholders related to executive compensation practices, including reducing the overall CEO compensation package and more closely aligning compensation with shareholder returns,” said Philip E. Mallott, Chairman of the Board. “As Chairman of the Compensation Committee, Russell led these efforts and, together with other Committee members and independent advisors, is currently evaluating further improvements to our executive compensation program. We believe that shareholders are best served by Russell's continued involvement in this process. In addition, Russell's financial expertise, knowledge of our business, and extensive experience in the retail industry make him a significant contributor to the overall work of our Board of Directors.”

In making its determination, the Board considered a number of factors that make Mr. Solt well suited to continue serving on the Board, including:

•	his experience as the CFO of other publicly traded retailers;

•	his background in investor relations;

•	his experience as a certified public accountant;

•	his qualification as an audit committee financial expert;

•	the Board's belief that Mr. Solt's departure at this time would be disruptive to its efforts to develop a long-range business plan with the new CEO; and

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

•	his knowledge of compensation best practices and peer group policies make him ideally suited to continue leading changes to further improve the Company's executive compensation program.

The Company also engaged directly with a number of shareholders, as well as with proxy advisory firms ISS and Glass Lewis, to better understand the concerns that led to a majority of shareholders withholding votes from Mr. Solt in May 2013. These concerns appear not to have been directed at Mr. Solt personally, but were principally related to previous executive compensation practices that were changed in May 2013. As previously disclosed, in May 2013, the Board separated the roles of CEO and Chairman and several key changes were made to the Company's executive compensation program, including reducing the overall CEO compensation package, changing elements of the equity compensation awarded to the new CEO to be more focused on shareholder return metrics, eliminating certain excise tax reimbursement payments, and including a clawback provision in senior management employment agreements. In addition, the Compensation Committee is currently working with an independent compensation consultant to analyze the Company's long-term incentive compensation program and recommend further changes.

Big Lots is North America's largest broadline closeout retailer. We currently operate 1,512 BIG LOTS stores in the 48 contiguous United States, 3 BIG LOTS stores in Canada, and 76 LIQUIDATION WORLD and LW stores in Canada. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, and WISCONSIN TOY and with online sales at www.biglotswholesale.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management's then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com